EXHIBIT 99.1

THE BANK OF NEW YORK
Officer’s Certificate

March 6, 2008

MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Joseph Panepinto, Vice President of The Bank of New York, a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20,1998 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule with the exception of the items identified below:

•	With respect to the Preferred Plus Trust Series ELP-1, CSF-1, LMG-2, and PMC-1 transactions and the July trust distribution date, the disbursements were not made on the trust distribution date of July 16, 2007 but instead was made on July 17, 2007.
•	With respect to the Preferred Plus Trust Series VER-1 transaction and the December trust distribution date, the disbursement was not made on the trust distribution date of December 3, 2007 but instead was made on December 5, 2007.
•	With respect to the Public Steers Series 1999 REN-C1 transaction and the March trust distribution date, the disbursement was not made on the trust distribution date of March 1, 2007 but instead was made on March 8, 2007.
•	With respect to the Public Steers Series 1998 TRV-C1 transaction and the February trust distribution date, the disbursement was not made on the trust distribution date of February 15, 2007 but instead was made on February 20, 2007.
Controls have been put in place and procedures are currently being reinforced so that distributions are remitted to the holders within the applicable time frames in accordance with the transaction documents. In addition, the debt service system has been enhanced to help prevent a future occurrence.

Very truly yours, THE BANK OF NEW YORK
By:	/s/ Joseph Panepinto
	Name:	Joseph Panepinto
	Title:	Vice President

SCHEDULE
INDEXPLUS Trust Series 2003-1
PPLUS Trust Series CMT-1
PPLUS Trust Series CSF-1
PPLUS Trust Series DCC-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSC-1
PPLUS Trust Series GSC-2
PPLUS Trust Series GSC-3
PPLUS Trust Series GSG-1
PPLUS Trust Series GSG-2
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
PPLUS Trust Series PMC-1
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series VAL-1
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series BLC-1
PreferredPLUS Trust Series BLC-2
PreferredPLUS Trust Series BLS-1
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series MSD-1
PreferredPLUS Trust Series NAI-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series VER-1
Public STEERS® Series 1998 HLT-1 Trust
Public STEERS® Series 1998 TRV-C1 Trust
Public STEERS® Series 1999 REN-C1 Trust